EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Shares
of Common Stock
of
UNITED INDUSTRIAL CORPORATION
at
$81.00 Net Per Share
by
Marco Acquisition Sub Inc.
an indirect wholly owned subsidiary of
Textron Inc.

Do not use for signature guarantees

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 13, 2007, UNLESS THE OFFER IS EXTENDED.

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Marco Acquisition Sub Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Textron Inc., a Delaware corporation (“Textron”), to purchase all outstanding shares of common stock, par value $1.00 per share (“Shares”), of United Industrial Corporation, a Delaware corporation (“UIC”), at a price of $81.00 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable withholding taxes, as described in the Offer to Purchase dated October 16, 2007 and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to the American Stock Transfer & Trust Company (the “Depositary”) on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

The term “Expiration Date” has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

By Facsimile Transmission:

(for Eligible Institutions only)

(718) 234-5001

Confirm Facsimile Transmission

By Telephone Only

(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Marco Acquisition Sub Inc., a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of Textron Inc., a Delaware corporation (“Textron”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 16, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:		Name(s) of Record Owner(s):
Share Certificate Numbers (if available):

(Please Type or Print)
☐ Check here and complete the information below		Address(es):
if Shares will be tendered by book entry transfer.
Name of Tendering Institution:
(Including Zip Code)
DTC Participant Number:		Area Code and Telephone Number:
Transaction Code Number:
Date:	, 2007	Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:
(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Dated:	, 2007

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.